Exhibit 32(a)
Certification of Periodic Financial Report by
Chief Executive Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
and 18 U.S.C. § 1350
     I, John G. Stumpf, Chairman, President and Chief Executive Officer of Wells Fargo & Company (the “Company”), certify that:
(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2009, (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN G. STUMPF
John G. Stumpf
Chairman, President and Chief Executive Officer Wells Fargo & Company February 26, 2010
     A signed original of this written statement required by Section 906 has been provided to Wells Fargo & Company and will be retained by Wells Fargo & Company and furnished to the Securities and Exchange Commission or its staff upon request.